The principle assumptions underlying these projections include:

    RRI's current view of the commodity prices in the United States and Western Europe through the end of 2001 the regulatory framework affecting RRI's businesses will remain the same through the end of 2001, taking into account any modifications to the framework resulting from legislative or regulatory action that has been taken but not yet implemented the generation projects of RRI that are currently under construction will commence commercial operation on schedule

The pro forma EPS amounts reflect the sale of shares of common stock in the RRI initial public offering as if the offering had occurred on January 1, 2001.

*  RRI's P/E multiple for 2002 was calculated by dividing the recent trading price of RRI common stock by an amount equal to the midpoint of RRI's projected 2001 Diluted Pro Forma EPS ($1.65) multiplied by 1.25 (RRI's projected annual growth rate).

Regco - Organizational Structure

Regco
Wires Company
ERCOT Genco
Natural Gas Distribution
Pipelines & Gathering

Projected Financial Outlook *

2001 EBIT - $1,400 - $1,550

Natural Gas Distribution
Pipelines & Gathering
HL&P

Debt:	**$9,200 - $9,300**
Capitalization:	**$11,400 - $11,500**

Diluted EPS: $1.80 - $1.90

** Excludes interest in RRI*

The principle assumptions underlying these projections include:

    the regulatory framework affecting Reliant Energy's regulated businesses will remain the same through the end of 2001 (e.g., current rates remain in place), taking into account any modifications to the framework resulting from legislative or regulatory action that has been taken but not yet implemented customer growth in the service territories of Reliant Energy's regulated businesses will continue at a rate consistent with historic levels the service territories of Reliant Energy's regulated businesses will experience normal weather conditions
    Reliant Energy's current view of interest rates through the end of 2001
    Reliant Energy will complete its currently planned financings and refinancings on acceptable terms

Integrated Utility Regulatory History

- 1998 - HL&P negotiated a transition to competition plan
  - Redirect T&D depreciation to generation to mitigate stranded cost
  - Accelerate generation depreciation for earnings above authorized return
- 1999 - Senate Bill 7 passed
  - Base rates frozen until 1/1/2002 when competition begins
  - Continue redirect of T&D depreciation and accelerated depreciation
- June 30, 1999 - HL&P generation operations discontinue use of SFAS No. 71
  - Identified impairment using GAAP; to be amortized by end of 2001
  - Cannot redirect T&D depreciation or accelerate depreciation under GAAP

Regulatory Changes - 2002 and Beyond

- January 1, 2002 - Opening of the market in Texas
  - Amortization of the impairment will be complete
  - New unbundled rates for Wires Company implemented
    - Rate base determined for Wires Company - reduced by interim order to reverse redirected depreciation
    - Wires depreciation resumes
    - Cap structure adjusted to 60/40 debt to equity; authorized ROE - 11.25%
  - Benefits from GAAP earnings above the authorized regulated return cease
  - ERCOT generation receives market prices; earnings adjusted to PUC prescribed amount in 2002 and 2003

Regco - Projected Financial Outlook

2002 EBIT * - $1,150 - $1,220

Natural Gas Distribution
ERCOT Genco *
Pipelines & Gathering
Wires

(In millions)	Estimated 2002 earnings
EBIT *	$1,150 - $ 1,220
Interest Expense	$ 690 - $ 735
Income Taxes	$ 175 - $ 185
Net Income	$ 285 - $ 300
Diluted Shares Outstanding	285

Debt:	$8,800 - $8,900
Capitalization:	$11,500 - $11,600

Diluted EPS: $1.00 - $1.05

Compound Annual Growth: 3%

Diluted EPS (with goodwill add back): $1.20 - $1.25

* *Excludes Minority Interest*

The principle assumptions underlying these projections include:

    the regulatory framework affecting Regco's regulated businesses will remain the same through the end of 2002, taking into account any modifications to the framework resulting from legislative or regulatory action that has been taken but not yet implemented the regulated rates for the transmission and distribution utility (i.e., the Wires Company) are similar to the interim rulings in the utility's rate case the spin-off of RRI occurs by January 1, 2002
    the opening of the Texas electric market to competition begins on January 1, 2002 customer growth in the service territories of Regco's regulated businesses will continue at a rate consistent with historic levels the service territories of Regco's regulated businesses will experience normal weather conditions
    Reliant Energy's current view of interest rates through the end of 2002
    Regco will complete its currently planned financings and refinancings on acceptable terms
    ERCOT Genco will either issue and sell in an IPO or distribute to Regco's shareholders approximately 19% of ERCOT Genco's common stock by June 30, 2002

Regco - Investment Highlights

- Returns at or above cost of capital
- Stable earnings and solid cash flow
- Dividend payout commensurate with other regulated companies
- Excellent regulatory relations
- Reasonable growth with low business/regulatory risk – limited commodity exposure and regional diversity (weather and regulatory)

We intend to maximize returns against authorized levels and participate longer term in the consolidation of the industry.